Exhibit 10.19




              UAL CORPORATION 1995 DIRECTORS PLAN




                       TABLE OF CONTENTS

                                                         Page No.

1.   General                                                  1

     1.1  Purpose, History and Effective Date                 1
     1.2  Participation                                       1
     1.3  Administration                                      1
     1.4  Shares Subject to the Plan                          2
     1.5  Compliance with Applicable Laws                     3
     1.6  Director and Shareholder Status                     3
     1.7  Definition of Fair Market Value                     3
     1.8  Source of Payments                                  3
     1.9  Nonassignment                                       3
     1.10 Elections                                           4

2.   Formula Stock Awards                                     4

3.   Elections to Receive Stock in Lieu of
        Eligible Cash Fees                                    4

     3.1  Election to Receive Stock                           4
     3.2  Revocation of Election to Receive Stock             4
     3.3  Equivalent Amount of Stock                          5

4.   Deferral Elections                                       5

     4.1  Deferrals of Fees                                   5
     4.2  Deferral of Stock Awards                            6
     4.3  Crediting and Adjustment of Deferred Amounts        7
     4.4  Payment of Deferred Compensation Account            9
     4.5  Payments in the Event of Death                     10

5.   Amendment and Termination                               11

                        UAL CORPORATION
                      1995 DIRECTORS PLAN


                            SECTION 1

                            General

     1.1. Purpose, History and Effective Date.  UAL Corporation
(the "Company") maintains the UAL Corporation 1992 Stock Plan for
Outside Directors (the "Prior Plan") which provides certain benefits to non-employee directors of the Company. In order to
(i) encourage stock ownership by directors to further align their interests with those of the stockholders of the Company, while at the same time providing flexibility for directors who, due to their individual circumstances, may be unable to take stock in lieu of cash compensation, and (ii) add certain deferral features for fees and stock awards, the Company has authorized a variety of compensation alternatives, including those set forth in the Prior Plan, that will be available to Outside Directors under a new plan to be known as the UAL Corporation 1995 Directors Plan (the "Plan").
The Plan shall be effective immediately upon approval by the Board of Directors, except that subsections 1.4, 1.5, 1.7, 1.8 and 4.2 and Sections 2 and 3 and all references to Stock Awards, Stock Deferrals and the Company Stock Subaccount shall be effective on July 3, 1995, but only if the Plan is approved by shareholders of the Company (the "Effective Date") prior thereto.
Upon the Effective Date the Prior Plan shall be terminated (with prior stock deferrals thereunder being treated as deferrals under subsection 4.2 of the Plan); provided, however, that if shareholder approval is not obtained at the next annual meeting of shareholders of the Company, subsections 1.4, 1.5, 1.7, 1.8 and 4.2 and Sections 2 and 3 and all references to Stock Awards, Stock Deferrals and the Company Stock Subaccount shall be deleted and the Plan shall be restated accordingly, and the Prior Plan will continue in effect in accordance with its terms.

     1.2. Participation. Only Outside Directors shall be eligible to participate in the Plan. As of any applicable date, an "Outside Director" is a person who is serving as a director of the Company who is not an employee of the Company or any subsidiary of the Company as of that date.

     1.3. Administration. The authority to manage and control the operation and administration of the Plan shall be vested in the Executive Committee of the Board (the "Committee"). Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to:

     (a) interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan;

     (b) correct any defect or omission and to reconcile any inconsistency in the Plan or in any payment made hereunder; and

     (c) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan.

The Committee's determinations on matters within its control shall be conclusive and binding on the Company and all other persons. Notwithstanding the foregoing, no member of the Committee shall act with respect to the administration of the Plan except to the extent consistent with the exempt status of the Plan under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3").

     1.4. Shares Subject to the Plan. Shares of stock which may be distributed under the plan are shares of common stock of the Company, par value $.01 per share ("Stock"). The shares of Stock which shall be available for distribution pursuant to the Plan shall be treasury shares (including, in the discretion of the Company, shares purchased in the open market). The number of shares of Stock to be distributed pursuant to Outside Directors' elections to receive shares of Stock in lieu of Eligible Cash Fees (as described in subsection 3.1) shall be determined in accordance with Section 3. The number of shares of Stock to be distributed pursuant to Outside Directors' Deferral Elections (as described in Section 4) shall be determined in accordance with
Section 4. The number of shares of Stock which are available for awards under Section 2 shall be 20,000; provided, however, that:

     (a) in the event of any merger, consolidation, reorganization, recapitalization, spinoff, stock split, reverse stock split, rights offering, exchange or other change in the corporate structure or capitalization of the Company affecting the Stock, the number and kind of shares of Stock available for awards under Section 2 and the annual awards provided thereunder shall be equitably adjusted in such manner as the Committee shall determine in its sole judgment;

     (b) in determining what adjustment, if any, is appropriate pursuant to paragraph (a), the Committee may rely on the advice of such experts as they deem appropriate, including counsel, investment bankers and the accountants of the Company; and

     (c) no fractional shares shall be granted or authorized pursuant to any adjustment pursuant to paragraph (a), although cash payments may be authorized in lieu of fractional shares that may otherwise result from such an equitable adjustment.

     1.5. Compliance with Applicable Laws. Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock under the Plan unless such delivery would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the delivery of any shares of Stock under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares. If the redistribution of shares is restricted pursuant to this subsection 1.5, the certificates representing such shares may bear a legend referring to such restrictions.

     1.6. Director and Shareholder Status. The Plan will not give any person the right to continue as a director of the Company, or any right or claim to any benefits under the Plan unless such right or claim has specifically accrued under the terms of the Plan. Participation in the Plan shall not create any rights in a director (or any other person) as a shareholder of the Company until shares of Stock are registered in the name of the director (or such other person).

     1.7. Definition of Fair Market Value.   The "Fair Market
Value" of a share of Stock on any date shall be equal to the average of the high and low prices of a share of Stock reported for New York Stock Exchange Composite Transactions for the applicable date or, if there are no such reported trades for such date, for the last previous date for which trades were reported.

     1.8. Source of Payments. Except for Stock actually delivered pursuant to the Plan, the Plan constitutes only an unfunded, unsecured promise of the Company to make payments or awards to directors (or other persons) or deliver Stock in the future in accordance with the terms of the Plan.

     1.9. Nonassignment. Neither a director's nor any other person's rights to payments or awards under the Plan are subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the director.

     1.10. Elections. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company, at the Company's principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan may be waived by the person entitled thereto.

                           SECTION 2

                      Formula Stock Awards

     As of the first business day of January each year after the Effective Date, each Outside Director shall be awarded 100 shares of Stock (the "Stock Award").


                           SECTION 3

                 Elections to Receive Stock in
                   Lieu of Eligible Cash Fees

     3.1. Election to Receive Stock. Subject to the terms and conditions of the Plan, each Outside Director may elect to forego receipt of all or any portion of the Eligible Cash Fees (as defined below) payable to him or her during 1995 following the Effective Date (or payable during 1995 prior to the Effective Date and subject to a Deferral Election made in accordance with
Section 4) and during any calendar year thereafter and instead to receive whole shares of Stock of equivalent value to the Eligible Cash Fees so foregone (determined in accordance with subsection 3.3). An election under this subsection 3.1 to have Eligible Cash Fees paid in shares of Stock shall be valid only if it is in writing, signed by the Outside Director, and filed with the Committee in accordance with uniform and nondiscriminatory rules adopted by the Committee but, in any event:

          (a) at least six months prior to any date in 1995 following the Effective Date or subsequent years on which such Eligible Cash Fees would otherwise be payable; and

          (b) prior to January 1, 1995 with respect to any amounts payable during 1995 prior to the Effective Date and deferred pursuant to a Deferral Election made in accordance with Section 4.

For purposes of the Plan, the term "Eligible Cash Fees" means the retainer fees, meeting fees, committee fees and committee chair fees that would otherwise be payable to the Outside Director by the Company in cash as established, from time to time, by the Board or any committee thereof.

     3.2. Revocation of Election to Receive Stock. Once effective, an election pursuant to subsection 3.1 to receive Stock shall remain in effect for successive calendar years until it is revised or revoked. Any such revision or revocation shall be in writing, signed by the Outside Director and filed with the Committee and shall be effective for the calendar year next following the date on which it is received by the Committee, or such later date specified in such notice; provided, however, that no revision or revocation shall be effective prior to six months from the date it is made.

     3.3. Equivalent Amount of Stock. The number of whole shares of Stock to be distributed to any Outside Director, or credited to his or her Deferred Compensation Account (as defined in subsection 4.3) pursuant to a Deferral Election made in accordance with Section 4, by reason of his or her election pursuant to subsection 3.1 to receive Stock in lieu of Eligible Cash Fees shall be equal to:

     (a)  the amount of the Eligible Cash Fees which the Outside
          Director has elected to have paid to him or her in shares of Stock or credited to his or her Company Stock
          Subaccount (as defined in subsection 4.3);

          DIVIDED BY

     (b) the Fair Market Value of a share of Stock as of the date on which such Eligible Cash Fees would otherwise have been payable to the Outside Director.


The Fair Market Value of any fractional share shall be paid to the Outside Director in cash; provided, however, that fractional shares subject to a Deferral Election filed in accordance with subsection 4.1 shall be deferred and credited to the Company Stock Subaccount.


                           SECTION 4

                       Deferral Elections

     4.1. Deferrals of Fees. Subject to the terms and conditions of the Plan, each Outside Director, by filing a written "Deferral Election" with the Committee in accordance with uniform and nondiscriminatory rules adopted by the Committee, may elect to defer the receipt of all or any portion of the Eligible Cash Fees otherwise payable to him or her for a calendar year commencing on or after January 1, 1995 (including any Eligible Cash Fees that he or she has elected to receive in Stock pursuant to Section 3) until a future date (the "Distribution Date") specified by the Outside Director in his or her Deferral Election as of which payment of his or her Deferred Compensation Account attributable to amounts deferred pursuant to his or her Deferral Election shall commence in accordance with subsection 4.4; provided, however, that in no event shall the Distribution Date elected pursuant to this subsection 4.1 be different from the Distribution Date, if any, elected by the Outside Director pursuant to subsection 4.2. If no Distribution Date is specified in an Outside Director's Deferral Election or has otherwise been elected by the Outside Director pursuant to subsection 4.2, the Distribution Date shall be deemed to be the first business day in January of the year following the date on which the Outside Director ceases to be a director of the Company for any reason. An Outside Director's Deferral Election shall be effective with respect to Eligible Cash Fees (including any Eligible Cash Fees that he or she has elected to receive in Stock pursuant to
Section 3) otherwise payable to him or her for services rendered after the last day of the calendar year in which such election is filed with the Committee; provided, however, that:

     (a) a Deferral Election which is filed within 30 days of the date on which a director first becomes an Outside Director shall be effective with respect to all Eligible Cash Fees (including any Eligible Cash Fees that he or she has elected to receive in Stock pursuant to Section 3) otherwise payable to him or her after the date of the Deferral Election; and

     (b) by notice filed with the Committee in accordance with uniform and nondiscriminatory rules established by it, a director may terminate or modify any Deferral Election as to Eligible Cash Fees payable for services rendered after the last day of the calendar year in which such notice is filed with the Committee; provided, however, that no modification may be made to the Distribution Date unless the Outside Director shall file such notice with the Committee at least one year prior thereto.

Notwithstanding the provisions of paragraph (b) next above, the Committee may, in its sole discretion, after considering all of the pertinent facts and circumstances, approve a change to the Distribution Date which is requested by an Outside Director less than one year prior thereto.


     4.2. Deferral of Stock Awards. Subject to the terms and conditions of the Plan, each Outside Director, by filing a written "Stock Deferral Election" with the Committee in accordance with uniform and nondiscriminatory rules adopted by the Committee, may elect to defer the receipt of all or any portion of the Stock Award which is otherwise to be made to him or her for 1996 and subsequent years until the Distribution Date; provided, however, that if no Distribution Date has been elected (or is deemed to have been elected) pursuant to subsection 4.1, the "Distribution Date" shall be the date specified by the Outside Director in his or her Stock Deferral Election or, if no such date is specified, the first business day in January of the year following the date on which the Outside Director ceases to be a director of the Company for any reason. An Outside Director's Stock Deferral Election shall be effective with respect to Stock Awards otherwise to be made to him or her pursuant to Section 2 after the last day of the calendar year in which such election is filed with the Committee; provided, however, that by notice filed with the Committee in accordance with uniform and nondiscriminatory rules established by it, an Outside Director may terminate or modify any Stock Deferral Election as to Stock Awards to be made after the last day of the calendar year in which such notice is filed with the Committee; further provided that no modification may be made to the Stock Distribution Date unless the Outside Director shall file such notice with the Committee at least one year prior thereto.

     4.3. Crediting and Adjustment of Deferred Amounts. The amount of any Eligible Cash Fees (including any Eligible Cash Fees that he or she has elected to receive in Stock pursuant to
Section 3) deferred pursuant to subsection 4.1 ("Deferred Compensation") and the amount of any Stock Award deferred by an Outside Director pursuant to a Stock Deferral Election ("Stock Deferral") shall be credited to a bookkeeping account maintained by the Company in the name of the Outside Director (the "Deferred Compensation Account"), which account shall consist of two subaccounts, one known as the "Cash Subaccount" and the other as the "Company Stock Subaccount." Any Stock Deferrals and Eligible Cash Fees that the Outside Director has elected to receive in Stock pursuant to Section 3 and which he or she has also elected to defer pursuant to subsection 4.1 shall be credited to his or her Company Stock Subaccount. Any other Deferred Compensation shall be credited to his or her Cash Subaccount. An Outside Director's Deferred Compensation Account shall be adjusted as follows:

     (a) As of the first day of February, May, August and November, and as of July 3, 1995 (which dates are referred to herein as "Accounting Dates"), the Outside
          Director's Cash Subaccount shall be adjusted as follows:

          (i) first, the amount of any distributions made since the last preceding Accounting Date and attributable to the Cash Subaccount shall be charged to the Cash Subaccount;

          (ii) next, the balance of the Cash Subaccount after adjustment in accordance with subparagraph (i) above shall be credited with interest for the period since the last preceding Accounting Date computed at the prime rate as reported by The Wall Street Journal for the current Accounting Date, or if such date is not a business day, for the next preceding business day;

          (iii) next, on the Accounting Date occurring on July 3, 1995, the balance in the cash Subaccount shall be charged with a distribution equal to that portion of the balance in the Cash Subaccount which is attributable to Eligible Cash Fees payable prior to the Effective Date which the Outside Director has elected to receive in Stock pursuant to
                Section 3 and which were credited to the Cash Subaccount pursuant to the Outside Director's Deferral Election (as adjusted in accordance with the terms of the Plan through July 3, 1995); and

          (iv) finally, after adjustment in accordance with the foregoing provisions of this paragraph (a), the Cash Subaccount shall be credited with the portion of the Deferred Compensation otherwise payable to the Outside Director since the last preceding Accounting Date or, in the case of the Accounting Date occurring on February 1, 1995, subsequent to January 1, 1995, which is to be credited to the Cash Subaccount.

     (b) The Outside Director's Company Stock Subaccount shall be adjusted as follows:

          (i) as of the Effective Date, the Company Stock Subaccount shall be credited with that number of stock units ("Stock Units") which is equal to the amount charged to the Cash Subaccount as of that date pursuant to subparagraph (a) (iii) next above, divided by the Fair Market Value of a share of Stock as of the Effective Date;

          (ii) as of any date on or after the Effective Date on which Eligible Cash Fees would have been payable to the Outside Director in Stock but for his or her Deferral Election, the Company Stock Subaccount shall be credited with a number of Stock Units equal to the number of shares of Stock (including any fractional shares) to which he or she would have been entitled pursuant to
                Section 3;

          (iii) as of the date on which a Stock Award would be made to the Outside Director pursuant to Section 2 but for his or her Stock Deferral Election, the Company Stock Subaccount shall be credited with a number of Stock Units equal to the number of shares of Stock that would have been awarded to the Outside Director as of such date but for his or her Stock Deferral Election;

          (iv) as of the date on which shares of Stock are distributed to the Outside Director in accordance with subsection 4.4 below, the Company Stock Subaccount shall be charged with an equal number of Stock Units; and

          (v) as of the record date for any dividend paid on Stock, the Company Stock Subaccount shall be credited with that number of additional Stock Units which is equal to the number obtained by multiplying the number of Stock Units then credited to the Company Stock Subaccount by the amount of the cash dividend or the fair market value (as determined by the Board of Directors) of any dividend in kind payable on a share of Stock, and dividing that product by the then Fair Market Value of a share of Stock.

In the event of any merger, consolidation, reorganization, reca pitalization, spinoff, stock split, reverse stock split, rights offering, exchange or other change in the corporate structure or capitalization of the Company affecting the Stock, each Outside Director's Company Stock Subaccount shall be equitably adjusted in such manner as the Committee shall determine in its sole judgment.

     4.4. Payment of Deferred Compensation Account. Except as otherwise provided in this subsection 4.4 or subsection 4.5, the balances credited to the Cash Subaccount and Company Stock Subaccount of an Outside Director's Deferred Compensation Account shall each be payable to the Outside Director in 10 annual installments commencing as of the Distribution Date and continuing on each annual anniversary thereof. Notwithstanding the foregoing, an Outside Director may elect, by filing a notice with the Committee at least one year prior to the Distribution Date, to change the number of payments to a single payment or to any number of annual payments not in excess of ten. Each such payment shall include a cash portion, if applicable, and a Stock portion, if applicable, as follows:

     (a) The cash portion to be paid as of the Distribution Date or any anniversary thereof and charged to the Cash Subaccount shall be equal to the balance of the Cash Subaccount multiplied by a fraction, the numerator of which is one and the denominator of which is the number of remaining payments to be made, including such payment.

     (b) The Stock portion to be paid as of the Distribution Date or any anniversary thereof and charged to the Company Stock Subaccount shall be distributed in whole shares of Stock, the number of shares of which shall be determined by rounding to the next lower integer the product obtained by multiplying the number of Stock Units then credited to the Outside Director's Company Stock Subaccount by a fraction, the numerator of which is one and the denominator of which is the number of remaining payments to be made, including such payment. The Fair Market Value of any fractional share of Stock remaining after all Stock distributions have been made to the Outside Director pursuant to this paragraph (b) shall be paid to the Outside Director in cash.

Notwithstanding the foregoing, the Committee, in its sole discretion, may distribute all balances in any Deferred Compensation Account to an Outside Director (or former Outside Director) in a lump sum as of any date. Notwithstanding the foregoing, the Committee, in its sole discretion, may distribute all of an Outside Director's Share Unit Account to such Outside Director (or former Outside Director) in a lump sum as of any date or, if requested by an Outside Director who has elected to receive a lump sum, the Committee, in its sole discretion, may distribute all balances in any Deferred Compensation Account to an Outside Director (or former Outside Director) in installments satisfying this Section 4.4 as requested by the Outside Director (or former Outside Director).

     4.5. Payments in the Event of Death. If an Outside Director dies before payment of his or her Deferred Compensation Account commences, all amounts then credited to his or her Deferred Compensation Account shall be distributed to his or her Beneficiary (as described below), as soon as practicable after his or her death, in a lump sum. If an Outside Director dies after payment of his or her Deferred Compensation Account has commenced but before the entire balance of such account has been distributed, the remaining balance thereof shall be distributed to his or her Beneficiary, as soon as practicable after his or her death, in a lump sum. Any amounts in the Cash Subaccount shall be distributed in cash and any amounts in the Stock Subaccount shall be distributed in whole shares of Stock determined in accordance with paragraph 4.4(b), and the Fair Market Value of any fractional share of Stock shall be distributed in cash. For purposes of the Plan, the Outside Director's "Beneficiary" is the person or persons the Outside Director designates, which designation shall be in writing, signed by the Outside Director and filed with the Committee prior to the Outside Director's death. A Beneficiary designation shall be effective when filed with the Committee in accordance with the preceding sentence. If more than one Beneficiary has been designated, the balance in the Outside Director's Deferred Compensation Account shall be distributed to each such Beneficiary per capita (with cash distributed in lieu of any fractional share of Stock). In the absence of a Beneficiary designation or if no Beneficiary survives the Outside Director, the Beneficiary shall be the Outside Director's estate.

                           SECTION 5

                   Amendment and Termination

     While the Company expects and intends to continue the Plan, the Board of Directors of the Company reserves the right to, at any time and in any way, amend, suspend or terminate the Plan; provided, however, that no amendment, suspension or termination shall:

     (a) be made without shareholder approval to the extent such approval is required by law, agreement or the rules of any exchange or automated quotation system upon which the Stock is listed or quoted;

     (b) except as provided in subsection 4.4 (relating to lump sum payments of amounts held in an Outside Director's Deferred Compensation Account) or this Section 5, materially alter or impair the rights of an Outside Director under the Plan without the consent of the Outside Director with respect to rights already accrued hereunder;

     (c) amend the provisions of Section 2 or 3 more frequently than once in any six-month period except to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder; or

     (d) make any change that would disqualify the Plan or any other plan of the Company intended to be so qualified from the exemption provided by Rule 16b-3 under the Securities Exchange Act of 1934, as amended.